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                                 GOLD KIST INC.
                            SUBSIDIARY CORPORATIONS
                                 SEPTEMBER 1995


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
                                STATE OF           NAME UNDER WHICH
        NAME                 INCORPORATION          DOING BUSINESS
        ----                 -------------         ----------------

AgraTrade Financing, Inc.        Georgia        AgraTrade Financing, Inc.

Agvestments, Inc.                Georgia        Agvestments, Inc.

Agri Golden, Inc.                Georgia        Agri Golden, Inc.

Agri International, Inc.         Delaware       Agri International, Inc.

AgraTech Seeds Inc.              Georgia        AgraTech Seeds Inc.

Carolina Golden Products                        Carolina Golden Products
Company, Inc.                    Georgia        Company, Inc.

Cross Equipment Company, Inc.    Georgia        Cross Equipment Company, Inc.

Dixico Pet Food, Inc.            Georgia        Dixico Pet Food, Inc.

Golden Poultry Company, Inc.     Georgia        Golden Poultry Company, Inc.

GK Finance Corporation           Delaware       GK Finance Corporation

GK Pecans, Inc.                  Georgia        GK Pecans, Inc.

Luker Inc.                       Georgia        Luker Inc.

GKX, Inc.                        Territory of   GKX, Inc.
                                 Guam
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